EXHIBIT 10.1

Amendment to Employment, Noncompetition and Nondisclosure Agreement

THIS Amendment to the Employment, Noncompetition and Nondisclosure Agreement is made as of September 29, 2005 by and between IDX Systems Corporation (“IDX”), and James H. Crook, Jr. (“Executive”).

BACKGROUND OF AGREEMENT

IDX and Executive entered into an Employment, Noncompetition, and Nondisclosure Agreement (the “Employment Agreement”), dated January 1, 2003. IDX and Executive entered into an Executive Retention Agreement (“the ERA”), dated November 1, 2004. By this Amendment, the parties wish to amend the Employment Agreement to clarify the Executive’s rights pursuant to the Employment Agreement in the event of a Change in Control as defined in the ERA.

IN CONSIDERATION of the premises, the covenants set forth herein, and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. SCOPE AND EFFECT

This Amendment modifies, supplements and amends the Employment Agreement, and in the event of any inconsistency between the terms of this Amendment and the terms of the Employment Agreement, the terms of this Amendment shall govern and control. In all other respects, the Employment Agreement is and shall remain in full force and effect. Unless expressly indicated to the contrary hereinbelow, the defined terms used in the Amendment shall have the meanings ascribed to them in the Employment Agreement.

2. AMENDMENTS

2.1 Section 14.2.4 (“Discharge Without Cause or Resignation by the Executive for Good Reason”) of the Employment Agreement shall be amended by adding the following new sentence to the end of the section: “This Section 14.2.4 shall not apply if the Change in Control Date (as defined in the ERA) occurs during the Term (as defined in Section 14.1 of the Employment Agreement) and the Executive’s employment is terminated without Cause or for Good Reason (both as defined in the ERA) within 24 months following the Change in Control Date, it being the intention of the parties that obligations owing from the Company to the Executive following a Change in Control be those set forth in the ERA, including those in Section 4.2 thereof.”

3. MISCELLANEOUS

3.1 Confirmation Of Employment Agreement. Except as herein expressly amended, the Employment Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Employment Agreement to “hereof” or words of like import shall mean the Employment Agreement as amended by this Amendment and as hereinafter amended or restated.

3.2 Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legatees, personal representative and other legal representatives, successors and permitted assigns.

3.3 Entire Agreement. This Amendment constitutes the entire sum of changes of any kind or nature to the Employment Agreement, and there are no changes, representatives, warranties, covenants or obligations of any kind except as set forth herein. This Amendment supersedes all prior and contemporaneous agreements, understanding, negotiations and discussions, written or oral, of the parties hereto, relating to any transaction contemplated by this Amendment. There have been no changes to any other agreement entered in to in connection therewith, unless reduced to writing and made a part of an amendment to such other agreement. Except as otherwise especially provided herein, nothing in this Amendment is intended or shall be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this Amendment.

3.4 Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of Vermont.

3.5 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment.

3.6 Amendments. This Amendment may be amended only in writing executed by the parties affected by such amendment.

JAMES H. CROOK, JR.		IDX SYSTEMS CORPORATION

By:	/s/ James H. Crook, Jr.	By:	/s/ Julie Dale

James H. Crook, Jr., CEO		Interim General Counsel
[Name and Title]		[Name and Title]

9/29/05		9/29/05
[Date]		[Date]

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